UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 4, 2025

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2390 East Orangewood Avenue, Suite 570

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On March 4, 2025, BioCorRx Inc., a Nevada corporation (the “Company”), BioCorRx Pharmaceuticals, Inc. (the “Subsidiary”), a majority owned subsidiary of the Company, and USWM, LLC (the “Seller”) entered into an Asset Purchase Agreement (the “APA”). The Seller does business as US WorldMeds.

Pursuant to the APA, the Subsidiary purchased certain assets and assumed certain liabilities related to Lucemyra, a U.S. Food and Drug Administration (the “FDA”) approved prescription medication for opioid withdrawal. The upfront purchase price was $400,000 to be paid via Seller’s retention, until such amounts equal $400,000 of fifty percent (50%) of the Net Sales (as defined in the APA) of Lucemyra and fifty percent (50%) of the Net Distributable Profits of the generic version of Lucemyra.

Securities Purchase Agreement

As a condition to the closing of the APA, the Company and the Seller entered into a Securities Purchase Agreement (the “SPA”) whereby the Company, as part of the consideration paid to the Seller for the purchase of the assets, agreed to issue five hundred thousand (500,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and to issue a warrant to the Seller for the purchase of five hundred thousand (500,000) shares of Common Stock (the “Warrant). The Warrant is exercisable for two years and has an exercise price of $1.00 per share.

The foregoing description of the APA, the SPA, and the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the APA, the SPA, and the Warrant, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 4.1, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Shares and the Warrant and the issuance of the shares of Common Stock underlying the Warrant upon the exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are or will be, as the case may be, “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act.

The issuance of the Shares and the Warrant and the issuance of the shares of Common Stock underlying the Warrant upon the exercise of the Warrant (collectively, the “Securities”) was made or will be made, as the case may be, in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by the Company which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the Seller and the Company; and (f) the Seller is an accredited investor.

Item 8.01 Other Events.

On March 10, 2025, the Company issued a press release regarding the closing of the transactions pursuant to the parties’ entrance into the APA and the SPA. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the Securities and Exchange Commission (the “SEC”) filing that included such document.

Exhibit No.	Description
4.1	Form of Warrant
10.1*	Asset Purchase Agreement by and among BioCorRx Pharmaceuticals, Inc., BioCorRx Inc., and USWM, LLC, dated March 4, 2025
10.2	Securities Purchase Agreement by and between BioCorRx Inc. and USWM, LLC, dated March 4, 2025
99.1	Press Release dated March 10, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any sections thereof, to the SEC or its staff  upon request. In addition, portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to promptly furnish supplementally an unredacted copy of the exhibit to the SEC or its staff upon request.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: March 11, 2025	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Executive Officer

4